Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

December 12, 2014

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

Re:	Devon Energy Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of (a) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”); (b) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series; (c) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued in one or more series under the indenture relating to the Senior Debt Securities entered into by and between the Company and UMB Bank, National Association, as trustee (the “Senior Trustee”), dated as of July 12, 2011 (the “Senior Base Indenture”); (d) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under an indenture relating to the Subordinated Debt Securities proposed to be entered into by and between the Company and a trustee that will be appointed prior to the issuance of any Subordinated Debt Securities (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees” and each a “Trustee”), a form of which is being incorporated by reference in the Registration Statement from Exhibit 4.7 of the automatic shelf registration statement on Form S-3 (File No. 333-178453), filed on December 12, 2011 by the Company with the Commission under the Securities Act (the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”) and (f) such indeterminate number of shares of Common

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December 12, 2014

Stock or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange, settlement or exercise, as applicable, of any Preferred Stock or Debt Securities, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, the “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Debt Securities and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the Restated Certificate of Incorporation of the Company, dated September 12, 2012, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”) and as certified by the Secretary of the Company;

(c)	the Bylaws of the Company, as currently in effect and as certified by the Secretary of the Company (the “Bylaws”);

(d)	the Senior Base Indenture;

(e)	the form of the Subordinated Base Indenture; and

(f)	a copy of certain resolutions of the Offering Committee of the board of directors of the Company (the “Board of Directors”) adopted on July 5, 2011, related to the approval of the Senior Base Indenture and related matters, as certified by the Secretary of the Company; and

(g)	a copy of certain resolutions of the Board of Directors adopted on December 3, 2014, related to the registration of the Offered Securities and related matters, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

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December 12, 2014

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indentures and the supplemental indentures, officers’ certificates and board resolutions thereto.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation and the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if the Offered Common

Devon Energy Corporation

December 12, 2014

Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned; and (vii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.10 par value per share of Common Stock.

2. With respect to any shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designations”); (v) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report and as described in the Registration Statement or any prospectus supplement relating thereto, has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the Bylaws, including the Certificate of Designations relating to the Offered Preferred Stock, so as not to violate any applicable law, the Certificate of Incorporation and the Bylaws, including the Certificate of Designation, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the $1.00 par value per share of Preferred Stock.

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December 12, 2014

3. With respect to any series of Debt Securities offered by the Company, including any Debt Securities of such series constituting Indeterminate Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture for such Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the applicable Indenture and any such supplemental indenture, officers’ certificate or board resolution to be entered into in connection with the issuance of such Offered Debt Securities; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation and the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) with respect to the Subordinated Debt Securities, the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Subordinated Trustee has been filed as required by the Trust Indenture Act; and (viii) the certificates evidencing the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated by the Registration Statement or any prospectus supplement relating thereto, have been issued in a form that complies with the provisions of the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and such supplemental indenture, officers’ certificate or board resolution and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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December 12, 2014

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such provision purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code;

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

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December 12, 2014

(h) with respect to the enforceability of all obligations under the Transaction Agreements and any Offered Debt Securities not denominated in U.S. dollars, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. Our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights, and we do not express any opinion as to the enforceability of the provisions of the Transaction Agreements or any Offered Debt Securities providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any of the Transaction Agreements or Offered Debt Securities issued thereunder from a court judgment in another currency;

(i) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(j) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(k) we have assumed that the Subordinated Base Indenture will be duly authorized, executed and delivered by the Subordinated Trustee in substantially the form reviewed by us, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of its respective Trustee; and

(l) we do not express any opinion with respect to the enforceability of applicable provisions contained in the Indentures and the supplemental indentures, officers’ certificates and board resolutions thereto to the extent that such provisions provide that the obligations of the Company are absolute and unconditional irrespective of the enforceability or genuineness of the applicable Indenture or the effect thereof on the opinions herein stated.

In addition, in rendering the foregoing opinions we have assumed that:

(a) The Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company is a party;

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December 12, 2014

(b) The Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company is a party;

(c) neither the execution and delivery by the Company of the Transaction Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Offered Securities: (i) conflicts or will conflict with the Certificate of Incorporation or the Bylaws, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company of the Transaction Agreements to which it is party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Offered Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP